As filed with the Securities and Exchange Commission on August 22, 2003

                                                       Registration No. 33-
================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   ----------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                   ----------

                               NOBLE ENERGY, INC.
             (Exact name of registrant as specified in its charter)


                DELAWARE                                 73-0785597
      (State or other jurisdiction          (I.R.S. Employer Identification No.)
    of incorporation or organization)

       100 GLENBOROUGH, SUITE 100
             HOUSTON, TEXAS                                77067
(Address of Principal Executive Offices)                (Zip Code)

                                   ----------

         NOBLE ENERGY, INC. 1992 STOCK OPTION AND RESTRICTED STOCK PLAN
                            (Full title of the plan)

                                   ----------

           JAMES L. MCELVANY                               Copy to:
        Chief Financial Officer                         JOE DANNENMAIER
          Noble Energy, Inc.                         Thompson & Knight LLP
      100 Glenborough, Suite 100                1700 Pacific Avenue, Suite 3300
         Houston, Texas  77067                       Dallas, Texas  75201
(Name and address of agent for service)                 (214) 969-1700

            (281) 872-3100
     (Telephone number, including
   area code, of agent for service)


                         CALCULATION OF REGISTRATION FEE

====================================================================================================================================
      TITLE OF                     AMOUNT                   PROPOSED MAXIMUM                PROPOSED
    SECURITIES TO                  TO BE                     OFFERING PRICE             MAXIMUM AGGREGATE              AMOUNT OF
    BE REGISTERED               REGISTERED (1)                 PER SHARE (2)            OFFERING PRICE (2)         REGISTRATION FEE
------------------------------------------------------------------------------------------------------------------------------------
    Common Stock,
 $3.33 1/3 par value              5,250,000
      per share                   shares (2)                     $38.72                    $203,280,000               $16,445.35
====================================================================================================================================

(1) Pursuant to Rule 416 under the Securities Act, shares issuable upon any stock split, stock dividend or similar transaction with respect to these shares are also being registered hereunder.

(2) Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(h) under the Securities Act of 1933, as amended (the "Securities Act"), on the basis of the average of the high and low sales prices of the Common Stock reported on the New York Stock Exchange on August 18, 2003.


================================================================================

                                     PART I

                       INCORPORATION OF CONTENTS OF PRIOR
                             REGISTRATION STATEMENTS

         THE CONTENTS OF REGISTRATION STATEMENT NO. 33-54084 RELATING TO THE NOBLE ENERGY, INC. 1992 STOCK OPTION AND RESTRICTED STOCK PLAN (THE "PLAN") FILED BY THE REGISTRANT WITH THE SECURITIES AND EXCHANGE COMMISSION (THE "COMMISSION") ON NOVEMBER 2, 1992 AND THE CONTENTS OF REGISTRATION STATEMENT NO. 333-39299 RELATING TO THE PLAN FILED BY THE REGISTRANT WITH THE COMMISSION ON OCTOBER 31, 1997 (COLLECTIVELY, THE "PRIOR REGISTRATION STATEMENTS"), INCLUDING ALL EXHIBITS THERETO, ARE INCORPORATED HEREIN BY REFERENCE PURSUANT TO GENERAL INSTRUCTION E TO FORM S-8. THE PURPOSE OF THIS REGISTRATION STATEMENT IS TO REGISTER 5,250,000 ADDITIONAL SHARES OF COMMON STOCK OF THE REGISTRANT FOR OFFER AND SALE PURSUANT TO THE PLAN.

                      NOTICE REGARDING ARTHUR ANDERSEN LLP

         The Registrant's consolidated financial statements as of and for the year ended December 31, 2001 and 2000 and for each of the three years in the period ended December 31, 2001 incorporated by reference in this registration statement have been audited by Arthur Andersen LLP ("Andersen"), independent auditors, as stated in their reports with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said reports.

         After reasonable efforts, the Registrant has been unable to obtain Andersen's written consent to the incorporation by reference into this registration statement of its audit reports with respect to the Registrant's financial statements. Accordingly, the Registrant has omitted such consent in reliance upon Rule 437a under the Securities Act of 1933.

         Because Andersen has not consented to the incorporation by reference of its audit reports with respect to the Registrant's financial statements, Plan participants may not be able to recover against Andersen under Section 11 of the Securities Act of 1933 for any untrue statements of any omissions to state a material fact required to be stated therein.


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 8.  Exhibits

         In addition to the exhibits incorporated herein by reference to the exhibits filed with or incorporated by reference into the Prior Registration Statements, the following documents are filed as exhibits to this Registration
Statement:

               4.1 Noble Energy, Inc. 1992 Stock Option and Restricted Stock Plan, as amended, dated July 22, 2003 (filed as Exhibit 10.1 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 2003 and incorporated herein by reference).

               5.1 Opinion of Thompson & Knight LLP, regarding 5,250,000 shares of Common Stock.

               23.1 Consent of KPMG LLP.

               23.2 Consent of counsel (included in the opinion of Thompson &
                    Knight LLP, filed herewith as Exhibit 5.1).

               24.1 Power of Attorney (included on the signature page of this
                    Registration Statement).

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on August 22, 2003.


                                       NOBLE ENERGY, INC.

                                       By:  /s/ Charles D. Davidson
                                          --------------------------------------
                                           Charles D. Davidson
                                           President and Chief Executive Officer


         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated. The undersigned persons hereby constitute and appoint Charles D. Davidson and James L. McElvany, or either of them, as their true and lawful attorneys-in-fact with full power to execute in their names and on their behalf, in the capacities indicated below, any and all amendments to this Registration Statement and the Prior Registration Statement filed with the Securities and Exchange Commission and hereby ratify and confirm all that such attorneys-in-fact shall lawfully do or cause to be done by virtue hereof.

Signature                                    Capacity in Which Signed                                 Date
---------                                    ------------------------                                 ----
/s/ Charles D. Davidson               President, Chief Executive Officer and                     August 22, 2003
------------------------------        Chairman of the Board (principal
Charles D. Davidson                   executive officer)


/s/ James L. McElvany                 Chief Financial Officer, Senior Vice                       August 22, 2003
------------------------------        President and Treasurer (principal
James L. McElvany                     financial and accounting officer)


/s/ Michael A. Cawley                 Director                                                   August 22, 2003
------------------------------
Michael A. Cawley


/s/ Edward F. Cox                     Director                                                   August 22, 2003
------------------------------
Edward F. Cox


/s/ James C. Day                      Director                                                   August 22, 2003
------------------------------
James C. Day


/s/ Kirby L. Hedrick                  Director                                                   August 22, 2003
------------------------------
Kirby L. Hedrick


/s/ Dale P. Jones                     Director                                                   August 22, 2003
------------------------------
Dale P. Jones


/s/ Bruce A. Smith                    Director                                                   August 22, 2003
------------------------------
Bruce A. Smith

                                INDEX TO EXHIBITS


Exhibit
Number   Exhibit
-------  -------
4.1 Noble Energy, Inc. 1992 Stock Option and Restricted Stock Plan, as amended, dated July 22, 2003 (filed as Exhibit 10.1 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 2003 and incorporated herein by reference).

5.1      Opinion of Thompson & Knight LLP, regarding 5,250,000 shares of Common
         Stock.

23.1     Consent of KPMG LLP.

23.2 Consent of counsel (included in the opinion of Thompson & Knight LLP, filed herewith as Exhibit 5.1).

24.1 Power of Attorney (included on the signature page of this Registration Statement).